CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-101924 on Form N-4 of our report dated April 17, 2026, relating to the financial statements and financial highlights of each of the Sub-Accounts of Talcott Resolution Life and Annuity Insurance Company Separate Account One, appearing in the N-VPFS, and to the reference to us under the heading "Experts" in the Statement of Additional Information, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Hartford, Connecticut

April 21, 2026